NYSE Amex Equities Exchange Symbol - UEC

Uranium Energy Corp. Announces an Indicated Resource of 17 Million Pounds U3O8 and an Inferred Resource of 12 Million Pounds U3O8 at the Company's Anderson Project in Arizona

Corpus Christi, TX, May 8, 2012 - Uranium Energy Corp. (NYSE AMEX: UEC, the "Company" or "UEC") is pleased to announce that the Company has received an independent resource estimate for its Anderson Project located in Yavapai County, Arizona. The resource estimate was produced by Bruce Davis, of BD Resource Consulting, Inc., and Robert Sim, of Sim Geological, Inc., both Qualified Persons within the meaning of CSA National Instrument 43-101 ("NI 43-101"). The technical report includes mineral resources in both open pit and underground settings as follows:

SUMMARY OF MINERAL RESOURCES
Cut-off Grade U3O8%	k tonnes	U3O8 (%)	Contained U3O8 (Mlbs)
Open Pit Resources
Indicated
0.01	25,422	0.028	15.5
Inferred
0.01	4,633	0.024	2.5
Underground Resources
Indicated
0.035	1,426	0.049	1.5
Inferred
0.035	8,362	0.052	9.5

Amir Adnani, President and CEO of UEC, stated, "The Anderson Project strengthens the Company's pipeline of projects in development because of its large, defined resource estimate. Our Company is the leading uranium player in Arizona with four quality projects, and Anderson is our flagship project there. Arizona is business and energy-friendly and operates three of the largest nuclear power plants in the United States, all of which have recently received their 20-year license extensions. We are starting the permitting process at Anderson now with the collection of data for environmental baseline studies."

The uranium mineral resource estimate was based on a total of 202,707 meters of drilling from 1,464 holes, including drilling completed by Minerals Exploration Company ("MinEx") (1,054 holes), Urangesellschaft U.S.A. Inc. ("UG") (385 holes) and 25 holes drilled by Concentric Energy Corp. ("Concentric") as of April 15, 2012, the effective date for this estimate.  The mineral resource estimate has been generated from drill hole sample assay results and the interpretation of a geologic model which relates to the spatial distribution of uranium in the deposit.  Grade estimates are made using acceptable geostatistical methods with a nominal block size measuring 10 meters long, 10 meters wide and 2 meters in height.  Resources have been classified by their proximity to sample locations and are reported in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum's definition standards on mineral resources and mineral reserves.

The Anderson Project covers 9,852 acres (15.4 square miles) and is comprised of 459 contiguous, unpatented lode mining and placer claims and two Arizona State land sections. It is located in western Yavapai County approximately 75 miles northwest of Phoenix and approximately 180 miles from UEC's Workman Creek Project. The northern section of the Anderson Project area holds the open-pittable resource and the adjacent southern section holds the underground resource.

Anderson Project History

The Anderson Project has an extensive history. In the 1950s the property hosted a small-scale open pit mining operation which produced 10,758 tons of ore averaging 0.15% or 33,230 pounds of U3O8.  Production ceased in 1959 when the Atomic Energy Commission terminated its ore purchasing program.

In the 1970s MinEx, a subsidiary of Unocal Corporation, and UG acquired the majority of the property. Since then over 1,400 exploration drill holes have been completed on the Anderson property, including 1,340 downhole gamma surveys and 5,596 chemical assays. Almost all of these were completed in the 1970s by MinEx on the property's northern section and by UG on the southern section.

In the late 1970s the property was brought to the feasibility stage twice, however, by the early 1980s, global market events led both MinEx and UG to abandon their mineral claims in the Anderson property.

In 2001 Concentric staked the majority of this claim block, consolidating portions of the mineral claims held by both MinEx and UG. In 2006 Concentric conducted the first drill program on the Anderson property since the abandonment by MinEx and UG.  A 25-hole drill program was completed to confirm the historical MinEx exploration database by "twinning" a significant number of former MinEx drill holes.  A total of 24 rotary holes and one core hole, totaling 8,087 feet, were completed. No confirmation holes were drilled on the former UG portion of the property. In 2008 Concentric commissioned Mountain States Research & Development International, Inc. to complete a process engineering assessment, the results of which are presented in a report titled "Final Report Preliminary Process Engineering and Cost Estimates, Anderson Uranium Project, Yavapai County, Arizona."

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a QP under NI 43-101. We expect that the technical report will be available within 45 days.

About Uranium Energy Corp.

Uranium Energy Corp. is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp.:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com
Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.